eHealth, Inc. Announces Second Quarter 2025 Results
Q2 2025 results reflect strategic execution in a rapidly evolving industry
Raises 2025 annual revenue and earnings guidance to reflect strong YTD performance
AUSTIN, Texas — August 6, 2025 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the second quarter ended June 30, 2025.

CEO Comments

“eHealth delivered a strong second quarter, once again exceeding our revenue and profitability expectations and demonstrating our ability to adapt to an evolving macro and regulatory landscape. Based on our year-to-date performance, we are updating our 2025 annual guidance ranges. During the quarter, we began preparations for the most critical selling season of the year—the Medicare Annual Enrollment Period (“AEP”). In light of recent industry developments, we anticipate a dynamic AEP marked by elevated consumer shopping activity. We believe this environment presents a meaningful opportunity for eHealth to further differentiate itself as a trusted Medicare advisor, ensuring beneficiaries retain uninterrupted access to quality and affordable healthcare. With our broad plan selection, industry-leading omni-channel shopping and enrollment platform, and distinct consumer brand, we are well-positioned for another successful AEP.” – Fran Soistman, Chief Executive Officer

Results Overview
■Q2 2025 total revenue of $60.8 million decreased 8% compared to Q2 2024 total revenue of $65.9 million.
■Lower Medicare approved members as a result of the recent regulatory changes that limit dual-eligible beneficiaries from switching plans outside of the main enrollment periods.
■Q2 2025 positive net adjustment revenue of $17.8 million compared to $11.5 million in Q2 2024.
■Q2 2025 non-GAAP total revenue excluding net adjustment revenue(1) decreased $11.3 million, or 21%, year-over-year.
■Completed Q2 2025 constrained lifetime value (“LTV”) of commissions refresh, which contains data from the latest AEP and Open Enrollment Period.
■Reflects retention within expectations driven by our customer loyalty team efforts and the growing contribution from our direct branded channels.
■Q2 2025 Medicare Advantage (“MA”) constrained LTV increased 1% compared to Q2 2024.
■Q2 2025 Medicare Supplement constrained LTV increased 29% compared to Q2 2024.
■Q2 2025 total operating costs and expenses decreased 11% to $83.8 million compared to $93.8 million in Q2 2024.
■24% reduction in variable marketing spend within our Medicare segment in Q2 2025 compared to Q2 2024, including a 7% decline in variable marketing cost per MA-equivalent approved member driven by favorable channel mix and strong conversion rates.
■Q2 2025 technology and content and general and administrative expenses declined $2.5 million, or 7%, compared to Q2 2024.
■Q2 2025 GAAP net loss of $17.4 million improved $10.6 million, compared to Q2 2024 GAAP net loss of $28.0 million.
■Q2 2025 non-GAAP net loss(1) of $29.7 million, which excludes the post-tax impact of positive net adjustment revenue and impairment and restructuring charges, improved $4.6 million compared to Q2 2024 non-GAAP net loss(1) of $34.3 million.
■Q2 2025 adjusted EBITDA(1) of $(14.1) million compared to Q2 2024 adjusted EBITDA(1) of $(15.5) million.
■Q2 2025 adjusted EBITDA excluding net adjustment revenue(1) of $(31.9) million compared to Q2 2024 adjusted EBITDA excluding net adjustment revenue(1) $(27.0) million.
■Cash, cash equivalents and marketable securities of $105.2 million as of June 30, 2025.
■Commissions receivable balance of $917.0 million as of June 30, 2025.

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Note: See the tables at the end of this press release for a reconciliation of our GAAP financial measures to our non-GAAP financial measures for the relevant periods and footnote (1) on page 15 at the end of this press release for definitions of our non-GAAP financial measures. Additionally, see accompanying footnotes on page 15 for additional definitions.

2025 Guidance
Based on information available as of August 6, 2025, we are revising our guidance for the full year ending December 31, 2025. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2025:

•Total revenue is expected to be in the range of $525.0 million to $565.0 million compared to our prior guidance range of $510.0 million to $550.0 million.
•GAAP net income is expected to be in the range of $5.0 million to $26.0 million compared to our prior guidance range of GAAP net income (loss) of $(10.0) million to $15.0 million.
•Adjusted EBITDA(1) is expected to be in the range of $55.0 million to $75.0 million compared to our prior guidance range of $35.0 million to $60.0 million.
•Operating cash flow is expected to be in the range of $(25.0) million to $10.0 million, consistent with our previously issued guidance.

The above guidance includes the expected impact of positive net adjustment revenue which has been updated to be in the range of $29 to $32 million to reflect the Q2 2025 positive net adjustment revenue, compared to the previous range of $11 to $20 million.
__________
Note: See accompanying footnotes on page 15.

Webcast and Conference Call Information

A webcast and conference call will be held today, Wednesday, August 6, 2025 at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time. Individuals interested in listening to the conference call may do so by dialing (800) 549-8228. The participant passcode is 61513. The live and archived webcast of the call will also be available under “Events & Presentations” on the Investor Relations page of our website at https://ir.ehealthinsurance.com.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding our business, operations and strategy; our estimates regarding approved members and estimated memberships, in the aggregate and by product category; our estimates regarding constrained lifetime values of commissions per approved member by product category; our estimates regarding costs per approved member; our 2025 annual guidance for total revenue, GAAP net income (loss), adjusted EBITDA and operating cash flow; our estimates for positive net adjustment revenue and its expected impact on our 2025 annual guidance; the impact of our efforts to prepare for the annual enrollment period; and other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 —

Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our senior management or other key employees; our ability to recruit, train, retain and ensure the productivity of licensed insurance agents, or benefit advisors, and other personnel; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our business plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; our reliance on marketing partners; the success and cost of our marketing efforts, including branding, online advertising, direct-to-consumer mail, email, social media, telephone, SMS text, television, radio and other marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with our convertible preferred stock investor; our ability to raise additional capital; compliance with insurance, privacy, cybersecurity and other laws and regulations; the outcome of litigation, government enforcement actions or regulatory inquiries in which we are or may from time to time be involved, including the complaint filed against us and certain defendants by the U.S. Attorney’s Office for the District of Massachusetts on May 1, 2025 alleging the violation of the Federal False Claims Act; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure, including any new systems we may implement; our ability to deploy new and evolving technologies, such as artificial intelligence; public health crises, pandemics, natural disasters and other extreme events; general economic and macroeconomic conditions, including inflation, recession, political events, instability or geopolitical tensions, tariffs and trade tensions or other international disputes, financial, banking and credit market disruptions; our ability to effectively administer our self-insurance program; and other risks and uncertainties related to our business. Other factors that could cause our operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at https://ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact

Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
investors@ehealth.com
https://ir.ehealthinsurance.com

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$65,920	$39,197
Short-term marketable securities	39,280	43,043
Accounts receivable	1,856	16,807
Contract assets – commissions receivable – current	209,654	242,467
Prepaid expenses and other current assets	11,464	12,961
Total current assets	328,174	354,475
Contract assets – commissions receivable – non-current	707,337	757,523
Property and equipment, net	5,219	4,437
Operating lease right-of-use assets	10,032	12,081
Restricted cash	3,090	3,090
Other assets	25,859	23,819
Total assets	$1,079,711	$1,155,425

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$5,748	$23,448
Accrued compensation and benefits	17,054	43,888
Accrued marketing expenses	4,048	16,612
Short term debt	69,087	—
Lease liabilities – current	7,581	7,732
Other current liabilities	6,687	4,331
Total current liabilities	110,205	96,011
Long-term debt	—	68,458
Deferred income taxes – non-current	33,675	38,870
Lease liabilities – non-current	17,091	20,731
Other non-current liabilities	4,907	5,418
Total liabilities	165,878	229,488
Convertible preferred stock	358,910	337,509
Stockholders’ equity:
Common stock	44	43
Additional paid-in capital	767,261	773,371
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings (accumulated deficit)	(12,124)	15,246
Accumulated other comprehensive loss	(260)	(234)
Total stockholders’ equity	554,923	588,428
Total liabilities, convertible preferred stock and stockholders’ equity	$1,079,711	$1,155,425

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Revenue:
Commission	$54,731	$56,847	(4)%	$153,677	$137,774	12%
Other	6,051	9,009	(33)%	20,224	21,046	(4)%
Total revenue	60,782	65,856	(8)%	173,901	158,820	9%
Operating costs and expenses(a):
Marketing and advertising	21,425	26,783	(20)%	62,614	65,520	(4)%
Customer care and enrollment	27,910	28,551	(2)%	65,131	61,452	6%
Technology and content	11,354	13,044	(13)%	23,955	26,349	(9)%
General and administrative	21,582	22,402	(4)%	38,892	42,021	(7)%
Impairment, restructuring and other charges	1,555	3,035	(49)%	1,555	9,348	(83)%
Total operating costs and expenses	83,826	93,815	(11)%	192,147	204,690	(6)%
Loss from operations	(23,044)	(27,959)	18%	(18,246)	(45,870)	60%
Interest expense	(2,348)	(2,849)	18%	(4,996)	(5,658)	12%
Other income, net	1,340	2,335	(43)%	2,916	4,726	(38)%
Loss before income taxes	(24,052)	(28,473)	16%	(20,326)	(46,802)	57%
Benefit from income taxes	(6,654)	(505)		(4,878)	(1,850)
Net loss	(17,398)	(27,968)	38%	(15,448)	(44,952)	66%
Preferred stock dividends	(5,846)	(5,480)		(11,627)	(10,960)
Change in preferred stock redemption value	(6,539)	(5,540)		(12,680)	(10,787)
Net loss attributable to common stockholders	$(29,783)	$(38,988)	24%	$(39,755)	$(66,699)	40%

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.98)	$(1.33)	26%	$(1.32)	$(2.29)	42%
Weighted-average number of shares used in per share:
Basic and diluted	30,404	29,233	4%	30,202	29,072	4%
_____________________________ (a) Includes stock-based compensation expense as follows:
Marketing and advertising	$585	$711		$1,082	$1,355
Customer care and enrollment	332	511		596	1,035
Technology and content	680	779		1,368	1,753
General and administrative	2,279	3,105		4,619	6,503
Total stock-based compensation expense	$3,876	$5,106	(24)%	$7,665	$10,646	(28)%

Non-GAAP Results(1):
Adjusted EBITDA(1)	$(14,142)	$(15,540)	9%	$(1,621)	$(17,192)	91%
Adjusted EBITDA margin(1)	(23)%	(24)%		(1)%	(11)%
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Note: See accompanying footnotes on page 15.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating activities:
Net loss	$(17,398)	$(27,968)	$(15,448)	$(44,952)
Adjustments to reconcile net loss to net cash provided (used in) by operating activities:
Depreciation and amortization	466	475	937	1,008
Amortization of internally developed software	3,005	3,803	6,468	7,676
Stock-based compensation expense	3,876	5,106	7,665	10,646
Deferred income taxes	(6,724)	(1,249)	(5,195)	(2,631)
Impairment charges	413	1,921	413	7,413
Other non-cash items	(331)	(42)	(637)	(117)
Changes in operating assets and liabilities:
Accounts receivable	1,531	224	14,952	2,810
Contract assets – commissions receivable	6,438	13,602	83,486	86,697
Prepaid expenses and other assets	464	971	(514)	1,431
Accounts payable	(1,593)	(1,537)	(17,627)	(2,474)
Accrued compensation and benefits	(27,921)	(20,920)	(26,834)	(20,788)
Accrued marketing expenses	(5,024)	(1,562)	(12,565)	(12,498)
Deferred revenue	660	(6,046)	328	2,034
Accrued expenses and other liabilities	934	1,040	488	2,324
Net cash provided by (used in) operating activities	(41,204)	(32,182)	35,917	38,579
Investing activities:
Capitalized internal-use software and website development costs	(4,258)	(2,593)	(7,376)	(4,879)
Purchases of property and equipment and other assets	(1,585)	(261)	(1,893)	(465)
Purchases of marketable securities	(34,516)	(23,594)	(61,878)	(37,391)
Proceeds from redemption and maturities of marketable securities	30,240	13,000	66,500	19,000
Net cash used in investing activities	(10,119)	(13,448)	(4,647)	(23,735)
Financing activities:
Net proceeds from exercise of common stock options and employee stock purchases	189	354	189	354
Repurchase of shares to satisfy employee tax withholding obligations	(1,127)	(596)	(1,826)	(1,851)
Principal payments in connection with leases	—	—	—	(4)
Payments of preferred stock dividends	(2,906)	(2,740)	(2,906)	(2,740)
Net cash used in financing activities	(3,844)	(2,982)	(4,543)	(4,241)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	(30)	(4)	19
Net increase (decrease) in cash, cash equivalents and restricted cash	(55,172)	(48,642)	26,723	10,622
Cash, cash equivalents and restricted cash at beginning of period	124,182	178,076	42,287	118,812
Cash, cash equivalents and restricted cash at end of period	$69,010	$129,434	$69,010	$129,434

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

We evaluate our business performance and manage our operations as two distinct reporting segments: Medicare and Employer and Individual (“E&I”). The Medicare segment consists primarily of commissions earned as the broker of record from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible beneficiaries, including but not limited to, dental and vision insurance. Our commissions may include certain bonus payments, which are generally based on attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers. The Medicare segment also consists of amounts earned in connection with our advertising program for marketing and other services as well as amounts earned from our non-broker of record fee-based arrangements and our performance of various post-enrollment services for members. The E&I segment consists primarily of commissions earned from our sale of individual and family plans (“IFP”), including qualified and non-qualified plans, small business health insurance plans and ancillary products sold to our non-Medicare-eligible consumers, including but not limited to, dental, vision and short-term insurance. To a lesser extent, the E&I segment includes amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets on our website as well as our technology licensing activities.

We report segment information based on how our chief executive officer, who is our chief operating decision maker (“CODM”), regularly reviews our operating results, allocates resources and makes decisions regarding our business operation in the annual budget and forecasting process along with evaluation of actual performance. Our CODM considers budget-to-actual variances on a monthly basis for our segment performance measures when making decisions about allocating capital and personnel to our segments. These performance measures include total segment revenue and segment gross profit (loss). Prior to the fourth quarter of 2024, we reported our measure of segment profitability as segment profit (loss). Accordingly, prior period amounts have been reclassified to conform to the current period presentation, in all material respects.

Segment gross profit (loss) is calculated as total revenue for the applicable segment less variable marketing and advertising expenses, segment customer care and enrollment expenses (“CC&E”) and cost of revenue for the applicable segment. Variable marketing and advertising expenses represent costs incurred in member acquisition from our direct marketing and marketing partner channels and exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department. Segment CC&E expenses include expenses we incur in assisting applicants during the enrollment process and exclude operating costs allocated to the CC&E department.

The results of our reportable segments are summarized for the periods presented below:

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Medicare:
Total revenue	$58,059	$59,248	(2)%	$161,728	$141,636	14%
Variable marketing and advertising	(13,800)	(18,270)	24%	(47,553)	(48,518)	2%
Medicare CC&E	(25,078)	(25,685)	2%	(59,547)	(55,634)	(7)%
Cost of revenue	(36)	(89)	60%	264	(232)	214%
Medicare segment gross profit	$19,145	$15,204	26%	$54,892	$37,252	47%

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Employer and Individual:
Total revenue	$2,723	$6,608	(59)%	$12,173	$17,184	(29)%
Variable marketing and advertising	(717)	(698)	(3)%	(1,907)	(1,474)	(29)%
E&I CC&E	(2,201)	(2,135)	(3)%	(4,381)	(4,412)	1%
Cost of revenue	(62)	(93)	33%	(154)	(211)	27%
E&I segment gross profit (loss)	$(257)	$3,682	(107)%	$5,731	$11,087	(48)%

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Consolidated:
Total revenue	$60,782	$65,856	(8)%	$173,901	$158,820	9%
Variable marketing and advertising	(14,517)	(18,968)	23%	(49,460)	(49,992)	1%
Segment CC&E	(27,279)	(27,820)	2%	(63,928)	(60,046)	(6)%
Cost of revenue	(98)	(182)	46%	110	(443)	125%
Total segment gross profit	$18,888	$18,886	—%	$60,623	$48,339	25%

A reconciliation of our segment gross profit to the Condensed Consolidated Statements of Operations for the periods presented is as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Total segment gross profit	$18,888	$18,886	—%	$60,623	$48,339	25%
Other marketing and advertising(a)	(6,810)	(7,633)	11%	(13,264)	(15,085)	12%
Other CC&E(b)	(631)	(731)	14%	(1,203)	(1,406)	14%
Technology and content	(11,354)	(13,044)	13%	(23,955)	(26,349)	9%
General and administrative	(21,582)	(22,402)	4%	(38,892)	(42,021)	7%
Impairment, restructuring and other charges	(1,555)	(3,035)	49%	(1,555)	(9,348)	83%
Interest expense	(2,348)	(2,849)	18%	(4,996)	(5,658)	12%
Other income, net	1,340	2,335	(43)%	2,916	4,726	(38)%
Loss before income taxes	$(24,052)	$(28,473)	16%	$(20,326)	$(46,802)	57%
__________
(a)Other marketing and advertising costs consist of fixed marketing and advertising, previously capitalized labor, depreciation and share-based compensation costs.
(b)Other CC&E costs consist of previously capitalized labor, depreciation and share-based compensation costs.

EHEALTH, INC.
COMMISSION REVENUE
(in thousands, unaudited)

Our commission revenue results from approval of an application from health insurance carriers, which we define as our customers under Accounting Standards Codification 606 — Revenue from Contracts with Customers (“ASC 606”). Our commission revenue is primarily comprised of commissions from health insurance carriers which is computed using the estimated constrained lifetime values of commission payments that we expect to receive. Our commissions may include certain bonus payments, which are generally based on our attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers.
The following table presents commission revenue by product for the periods indicated:

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2025	2024		2025	2024
Medicare
Medicare Advantage	$38,264	$42,168	(9)%	$113,250	$104,164	9%
Medicare Supplement	13,286	4,045	228%	21,890	9,523	130%
Medicare Part D(a)	(1,048)	2,710	(139)%	1,395	5,395	(74)%
Total Medicare	50,502	48,923	3%	136,535	119,082	15%
Individual and Family
Non-Qualified Health Plans(a)	(434)	388	(212)%	484	2,033	(76)%
Qualified Health Plans(a)	(402)	710	(157)%	1,363	2,756	(51)%
Total Individual and Family	(836)	1,098	(176)%	1,847	4,789	(61)%
Ancillary	2,249	2,555	(12)%	8,081	5,243	54%
Small Business	2,297	2,563	(10)%	5,731	6,179	(7)%
Commission Bonus and Other	519	1,708	(70)%	1,483	2,481	(40)%
Total Commission Revenue	$54,731	$56,847	(4)%	$153,677	$137,774	12%
_____________
(a)Total revenue for Medicare Part D, non-qualified and qualified health plans was negative due to $(1.3) million, $(0.8) million, and $(0.7) million of net commission revenue from members approved in prior periods for the three months ended June 30, 2025.

The following table presents a summary of commission revenue by segment for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Medicare
Commission revenue from members approved during the period	$33,148	$39,941	$114,902	$109,693
Net commission revenue from members approved in prior periods(a)	19,089	10,681	27,054	11,683
Total Medicare segment commission revenue	52,237	50,622	141,956	121,376
Employer and Individual
Commission revenue from members approved during the period	1,920	3,265	5,778	8,942
Commission revenue from renewals of small business members during the period	1,892	2,142	4,742	5,170
Net commission revenue from members approved in prior periods(a)	(1,318)	818	1,201	2,286
Total Employer and Individual segment commission revenue	2,494	6,225	11,721	16,398
Total commission revenue	$54,731	$56,847	$153,677	$137,774
_____________
(a)These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as adjustments to revenue within the relevant reporting period. The net commission revenue from members approved in prior periods, or net adjustment revenue, includes both increases in revenue for certain prior period cohorts as well as reductions in revenue for certain prior period cohorts.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(unaudited)

Selected Metrics — Second Quarter of 2025

	Three Months Ended June 30,		% Change
	2025	2024
Approved Members(2)
Medicare
Medicare Advantage	30,568	37,638	(19)%
Medicare Supplement	1,730	1,954	(11)%
Medicare Part D	1,378	1,468	(6)%
Total Medicare	33,676	41,060	(18)%
Individual and Family	2,062	3,508	(41)%
Ancillary	12,360	11,078	12%
Small Business	838	922	(9)%
Total Approved Members	48,936	56,568	(13)%

Constrained Lifetime Value of Commissions per Approved Member(3)
Medicare(a)
Medicare Advantage	$934	$927	1%
Medicare Supplement	1,435	1,112	29%
Medicare Part D	171	225	(24)%
Individual and Family
Non-Qualified Health Plans	328	353	(7)%
Qualified Health Plans	315	354	(11)%
Ancillary
Short-term	111	172	(35)%
Dental	125	122	2%
Vision	84	76	11%
Small Business	263	253	4%
(a)Constraints for Medicare Advantage, Medicare Supplement and Medicare Part D were 5.5%, 4% and 7%, respectively, for the three months ended June 30, 2025. Constraints for Medicare Advantage, Medicare Supplement and Medicare Part D were 5.5%, 9% and 7%, respectively, for the three months ended June 30, 2024.

Expense Metrics per Approved Member(4)
Medicare Plans
CC&E cost per Medicare Advantage (“MA”)-equivalent approved member	$664	$599	11%
Variable marketing cost per MA-equivalent approved member	423	457	(7)%
Total acquisition cost per MA-equivalent approved member	$1,087	$1,056	3%
Individual and Family Plans (“IFP”)
CC&E cost per IFP-equivalent approved member	$422	$284	49%
Variable marketing cost per IFP-equivalent approved member	99	59	68%
Total acquisition cost per IFP-equivalent approved member	$521	$343	52%

__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(unaudited)

Selected Metrics — Six Months Ended June 30, 2025

	Six Months Ended June 30,		% Change
	2025	2024
Approved Members(2)
Medicare
Medicare Advantage	113,239	103,388	10%
Medicare Supplement	4,295	8,136	(47)%
Medicare Part D	4,020	5,043	(20)%
Total Medicare	121,554	116,567	4%
Individual and Family	7,879	10,668	(26)%
Ancillary	29,285	25,028	17%
Small Business	2,028	2,564	(21)%
Total Approved Members	160,746	154,827	4%

	As of June 30,		% Change
	2025	2024
Estimated Membership(5)
Medicare(6)
Medicare Advantage	596,397	584,649	2%
Medicare Supplement	91,845	97,426	(6)%
Medicare Part D	176,223	195,671	(10)%
Total Medicare	864,465	877,746	(2)%
Individual and Family(6)	66,374	79,786	(17)%
Ancillary(6)	174,632	174,107	—%
Small Business(7)	40,132	45,101	(11)%
Total Estimated Membership	1,145,603	1,176,740	(3)%
__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses(1) (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP marketing and advertising expense	$21,425	$26,783	$62,614	$65,520
Stock-based compensation expense	(585)	(711)	(1,082)	(1,355)
Non-GAAP marketing and advertising expense(1)	$20,840	$26,072	$61,532	$64,165

GAAP customer care and enrollment expense	$27,910	$28,551	$65,131	$61,452
Stock-based compensation expense	(332)	(511)	(596)	(1,035)
Non-GAAP customer care and enrollment expense(1)	$27,578	$28,040	$64,535	$60,417

GAAP technology and content expense	$11,354	$13,044	$23,955	$26,349
Stock-based compensation expense	(680)	(779)	(1,368)	(1,753)
Non-GAAP technology and content expense(1)	$10,674	$12,265	$22,587	$24,596

GAAP general and administrative expense	$21,582	$22,402	$38,892	$42,021
Stock-based compensation expense	(2,279)	(3,105)	(4,619)	(6,503)
Non-GAAP general and administrative expense(1)	$19,303	$19,297	$34,273	$35,518

GAAP technology and content expense	$11,354	$13,044	$23,955	$26,349
GAAP general and administrative expense	21,582	22,402	38,892	42,021
Technology and content stock-based compensation expense	(680)	(779)	(1,368)	(1,753)
General and administrative stock-based compensation expense	(2,279)	(3,105)	(4,619)	(6,503)
Non-GAAP fixed costs(1)	$29,977	$31,562	$56,860	$60,114

GAAP operating costs and expenses	$83,826	$93,815	$192,147	$204,690
Stock-based compensation expense	(3,876)	(5,106)	(7,665)	(10,646)
Impairment, restructuring and other charges	(1,555)	(3,035)	(1,555)	(9,348)
Non-GAAP operating costs and expenses(1)	$78,395	$85,674	$182,927	$184,696

__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in thousands) and Adjusted EBITDA Margin(1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net loss attributable to common stockholders	$(29,783)	$(38,988)	$(39,755)	$(66,699)
Preferred stock dividends	5,846	5,480	11,627	10,960
Change in preferred stock redemption value	6,539	5,540	12,680	10,787
GAAP net loss	(17,398)	(27,968)	(15,448)	(44,952)
Stock-based compensation expense	3,876	5,106	7,665	10,646
Depreciation and amortization	3,471	4,278	7,405	8,684
Impairment, restructuring and other charges	1,555	3,035	1,555	9,348
Interest expense	2,348	2,849	4,996	5,658
Other income, net	(1,340)	(2,335)	(2,916)	(4,726)
Benefit from income taxes	(6,654)	(505)	(4,878)	(1,850)
Adjusted EBITDA(1)	$(14,142)	$(15,540)	$(1,621)	$(17,192)
Net loss margin	(29)%	(42)%	(9)%	(28)%
Adjusted EBITDA margin(1)	(23)%	(24)%	(1)%	(11)%

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss(1) and GAAP Net Loss to Adjusted EBITDA Excluding Net Adjustment Revenue(1) (in thousands):

	Three Months Ended June 30,
	2025	2024
GAAP net loss	$(17,398)	$(27,968)
Net adjustment revenue	(17,771)	(11,499)
Impairment, restructuring and other charges	1,555	3,035
Adjustment to benefit from income taxes, net	3,936	2,115
Non-GAAP net loss(1)	(29,678)	(34,317)
Stock-based compensation expense	3,876	5,106
Depreciation and amortization	3,471	4,278
Interest expense	2,348	2,849
Other income, net	(1,340)	(2,335)
Adjustment to benefit from income taxes, net	(3,936)	(2,115)
Benefit from income taxes	(6,654)	(505)
Adjusted EBITDA excluding net adjustment revenue(1)	$(31,913)	$(27,039)

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue Excluding Net Adjustment Revenue(1) (in thousands):

	Three Months Ended June 30,		$ Change	% Change
	2025	2024
GAAP total revenue	$60,782	$65,856	$(5,074)	(8)%
Net adjustment revenue	(17,771)	(11,499)	$6,272	55%
Non-GAAP total revenue excluding net adjustment revenue(1)	$43,011	$54,357	$(11,346)	(21)%
__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in millions):

	Full Year 2025 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(45.0)	$(24.0)
Impact from preferred stock	50.0	50.0
GAAP net income	5.0	26.0
Stock-based compensation expense	15.0	12.0
Depreciation and amortization	18.0	17.0
Interest expense	11.0	10.0
Other income, net	(3.0)	(3.0)
Provision for income taxes	9.0	13.0
Adjusted EBITDA(1)	$55.0	$75.0

__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(1)Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP total revenue excluding net adjustment revenue, non-GAAP operating costs and expenses, non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA excluding net adjustment revenue.

•Non-GAAP total revenue excluding net adjustment revenue is calculated by excluding the effect of net commission revenue from members approved in prior periods (“net adjustment revenue”) from total revenue.

•Non-GAAP operating costs and expenses are calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan from the respective GAAP operating costs and expenses. Total non-GAAP operating costs and expenses is calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan and impairment, restructuring and other charges from GAAP total operating costs and expenses.

•Non-GAAP net income (loss) is calculated by excluding net adjustment revenue and impairment, restructuring and other charges, net of tax from GAAP net income (loss).

•Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

•Adjusted EBITDA excluding net adjustment revenue is calculated by excluding net adjustment revenue, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP total revenue excluding net adjustment revenue, non-GAAP operating costs and expenses, non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA excluding net adjustment revenue are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP total revenue, GAAP operating costs and expenses, GAAP net income (loss) before taxes, GAAP net income (loss), GAAP net income (loss) attributable to common stockholders, GAAP net income (loss) margin and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The tables above provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(2)Approved members represent the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the current period for which we are the broker of record. The applications may be submitted in either the current period or prior periods. Not all approved members ultimately become paying members.
(3)Constrained lifetime value (“LTV”) of commissions per approved member for Medicare, individual and family and ancillary plans represents commissions estimated to be collected over the estimated life of an approved member’s plan after applying constraints in accordance with our revenue recognition policy. Constrained LTV of commissions per approved member for small business represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. These factors may result in varying values from period to period.
(4)Expense Metrics per Approved Member: Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. We calculate and evaluate the customer care and enrollment (“CC&E”) expense per approved member and the variable marketing cost per approved member. We incur CC&E expenses in assisting applicants during the enrollment process. Variable marketing costs represent costs incurred in member acquisition from our direct marketing and marketing partner channels. Variable marketing costs exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department.
The numerator used to calculate each member acquisition metric discussed above is the portion of the respective operating expenses for CC&E and marketing and advertising that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all individual and family major medical plans and short-term health insurance plans (collectively, “IFP Plans”), respectively, for which we are the broker of record. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent approved members, and for IFP Plans, we call this derived metric IFP-equivalent approved members. MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of MA-equivalent approved members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the periods presented. IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of IFP-equivalent approved members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.
(5)Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the period of estimation as well as the number of approved members during the period of estimation from whom we expect to receive commission payments. There is generally up to a few months lag between newly approved plans and the receipt of commission payments from the health insurance carrier and is most pronounced in the fourth and first quarters of our fiscal year due to the annual and open enrollment periods. A member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier or notifying the carrier directly and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership as of a specified date, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, while we keep the prior period data consistent with previously reported amounts, we may provide the updated information in other communications or disclosures. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next, making it difficult for us

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
to determine with any certainty the impact of current conditions on our membership retention. Various circumstances could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.
(6)To estimate the number of members on Medicare-related, individual and family, and ancillary health insurance plans, we take the respective sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations). To the extent we determine through confirmations from a health insurance carrier that a commission payment is delayed or is inaccurate as of the date of estimation, we adjust the estimated membership to also reflect the number of members for whom we expect to receive or to refund a commission payment. Further, to the extent we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For ancillary health insurance plans, the one-to-three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(7)To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.